Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Portola Packaging, Inc.
Batavia, Illinois
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 27, 2006, relating to the consolidated financial statements and schedules of Portola Packaging, Inc., which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
December 20, 2006